Exhibit 99.1



FOR IMMEDIATE RELEASE


           MILLENNIUM INDIA ACQUISITION COMPANY ANNOUNCES PROGRESS AND
              EXPECTED TIMELINE TO COMPLETE ITS EQUITY ACQUISITION
                           TRANSACTION WITH SMC GROUP

NEW YORK - OCTOBER 16, 2007 - Millennium India Acquisition Company, Inc. (MQC-AMEX) today announced that MIAC and SMC Group have re-affirmed their commitment to take all possible steps to successfully complete MIAC's previously announced agreement to acquire a 14.9% equity interest in SMC Group and, accordingly, have mutually agreed to extend the stipulated timeline for completing the transaction by two months, until December 27th 2007, with all terms and conditions remaining the same. MIAC expects that it will shortly file revised preliminary proxy materials with the SEC, in response to the comments received from the SEC on its preliminary proxy materials. The revised preliminary proxy materials will include US GAAP financial results for SMC Group for the quarter ended June 30, 2007, reviewed by Price Waterhouse (US GAAP financial statements for SMC's three fiscal years ended March 31, 2007, audited by Price Waterhouse, were previously included in the preliminary proxy materials). The closing is expected in the late-Fall of 2007. Further, the management team of SMC Group is expected to be in New York during the week of October 29th for a second Investor Roadshow.

F. Jacob Cherian, President and CEO of MIAC said, "SMC Group is one of the fastest growing retail financial services companies in India, and presents an attractive foray for our investors in the vibrant and underpenetrated financial sector in India. Moreover, markets such as online trading, mutual funds, commodities trading, and insurance, are in their infancy in India, presenting potential for strong growth. Along with the SMC team, MIAC is fully committed to taking all possible steps to completing this transaction in a timely manner, filing our responses to the SEC comment letter shortly, and will be bringing the SMC team to New York for a second Investor Roadshow during the week of October 29th"

Subhash Chand Aggarwal, Chairman of SMC said, "SMC continues to grow at a fast pace, and was recently ranked as the third largest broking house in India in terms of number of trading terminals, by Dun & Bradstreet (June 2007). We remain fully committed to the transaction with MIAC, which would allow us to further accelerate our growth by providing new products and services, and achieve our vision of being amongst the largest diversified retail financial services companies in India."

Based in New Delhi, the SMC Group is a full service financial services firm. Its products and services include institutional and retail brokerage, equity and commodity research, equity, commodity and derivate trading, on-line trading services, merchant banking, investment banking, custodial services, clearing services, and insurance brokerage. For the year ended March 31, 2007, it was one of the most active trading firms in India, averaging over 130,000 trades per day and handled over $100 billion in customer transactions. Currently, the SMC Group has approximately 1,300 employees and a rapidly expanding retail distribution network of more than 6,000 independent financial advisors in 940 offices, in over 240 cities across the India. This retail network, which is one of the largest in India, is currently serving the financial needs of more than 350,000 investors. More information regarding the SMC Group can be found at www.smcindiaonline.com.


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Consummation  of the proposed  acquisition  transaction is subject,  among other matters, to SMC's receipt of Indian regulatory approvals and to an affirmative vote of MIAC's public shareholders. MIAC filed its preliminary proxy materials with the Securities and Exchange Commission in July 2007, with a closing expected in the late-Fall of 2007.

                                   * * * * * *

MIAC'S STOCKHOLDERS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. COPIES OF THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE WITHOUT CHARGE ONLINE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE (HTTP://WWW.SEC.GOV) AND BY MAIL THROUGH REQUESTS TO MILLENNIUM INDIA ACQUISITION COMPANY INC., 330 EAST 38th STREET, SUITE 46C NEW YORK, NEW YORK 10016, ATTENTION: F. JACOB CHERIAN.

                             -----------------------

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about MIAC, SMC Group and their combined business after completion of the proposed acquisition. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of MIAC's and SMC Group's management, are subject to risks and uncertainties which could cause actual results to differ from the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: a material variation in the assumptions upon which the projections are based, including, without limitation, the estimated number of office locations, the estimated number of trading clients, the estimated size and number of customer transactions, and an estimated Indian gross domestic product growth rate; as well as other relevant risks and uncertainties discussed in MIAC's annual report on Form 10-K for the year ended December 31, 2006.

The information set forth herein should be read in light of such risks. Additionally, SMC Group's financial information was prepared by SMC Group and derived from financial statements prepared in accordance with Indian generally accepted accounting principles. Such financial information does not conform to SEC Regulation S-X. Accordingly, such historical information will be adjusted and presented differently in MIAC's proxy statement to solicit stockholder approval of the acquisition. Statements included in this press release are based upon information known to MIAC as of the date that this press release is filed with the SEC, and MIAC assumes no obligation to update or alter our forward-looking statements made in this press release, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

                                   * * * * * *

For further information, please contact:

F. Jacob Cherian
Chief Executive Officer
Millennium India Acquisition Company, Inc.
(516) 327-6079